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                                                                   EXHIBIT 10.32

           BIOGEN, INC. VOLUNTARY EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

                                 THIRD AMENDMENT

     The Biogen, Inc. Voluntary Executive Supplemental Savings Plan, as heretofore amended ("Plan"), is hereby further amended as follows:

Section 3.1 is amended by inserting the following new sentence at the end of the
Section:

     An individual will not be considered an employee for purposes of this plan if the individual is classified as a consultant or contractor under Biogen's (or a subsidiary's) regular personnel classifications and practices, or he is a party to an agreement to provide services to Biogen (or a subsidiary) without participating in this plan, notwithstanding that such individual may be treated as a common law employee for payroll tax or other legal purposes.

Section 6.5 is amended in its entirety to read as follows:

     6.5  Installment Distributions in Certain Cases.

          (a) PARTICIPANT. Notwithstanding the provisions of Section 6.2, 6.3 and 6.4, a participant may, at the time of filing an enrollment form under
     Section 4.1(b), designate that the amount payable to him hereunder will be paid in a number (minimum of two and maximum of ten) of annual installment payments, as specified by the participant.

          (b) BENEFICIARY. A participant may designate that, if the participant dies before receiving the entire amount payable to him hereunder, the beneficiary will receive either:

               (i)  A number of annual installment payments equal to

                    (A) the number the participant elected for himself under subsection (a) above (if the participant dies before receiving any installment payments), or

                    (B) the number of remaining installment payments due to the participant under subsection (a) above (if the participant dies after receiving one or more installment payments); or

               (ii) a single payment.


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     Payment to the beneficiary will commence as provided herein as soon as practicable after the committee's receipt of satisfactory evidence of the death of the participant.

          If the participant fails to designate the form of payment to the beneficiary, the default form will be installments under (i) above. If installment payments are payable to the beneficiary, with the consent of the committee, a participant may subsequently change the form of payment to his beneficiary (but not the form of payment to himself under Section 6.2 or 6.4) to a single payment by filing a written instrument so specifying with the committee.

          (c) INSTALLMENT PAYMENTS. Where installment payments are due, the first annual installment payment will be paid out on the date specified in
     Section 6.2, 6.3 or 6.4 (whichever is applicable) and subsequent annual installments will be paid on succeeding anniversaries of the first payment date. The amount of each annual installment payment will be determined by multiplying the vested amount in the participant's account by a fraction whose numerator is one and whose denominator is the number of remaining annual installment payments.

          (d) DEATH OF BENEFICIARY. If a participant's designated beneficiary is receiving installment payments and dies before receiving payment of all the annual installments, the designated beneficiary's estate will receive a lump-sum payment of the amount remaining to be distributed to such deceased beneficiary. Such payment will be made as soon as practicable after the committee's receipt of satisfactory evidence of the death of the designated beneficiary.

Section 6.3(b) is amended by inserting the following new sentence at the end of the Section:

     In the event that a participant does not participate in the Savings Plan, the participant may designate one or more beneficiaries to receive a distribution payable under subsection (a) above and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the committee may prescribe or deem acceptable, and will be effective upon filing with the committee.


                                             BIOGEN, INC.

Date: September 27, 1999                     By:  /s/ Frank A. Burke, Jr.
                                                --------------------------------
                                                Frank A. Burke, Jr.
                                                Vice President - Human Resources


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